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                                                                    Exhibit 10.5

                                SUPPLY AGREEMENT


     This SUPPLY AGREEMENT (this "Agreement"), is made and entered into this
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16th day of April, 2001, by and between ONDEO NALCO COMPANY, a Delaware corporation ("Nalco") and GEO SPECIALTY CHEMICALS, INC., an Ohio corporation
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("GEO").
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                            INTRODUCTORY PARAGRAPH

     Nalco and GEO have executed and delivered an Asset Sale and Purchase Agreement dated April 10, 2001 (the "Purchase Agreement") pursuant to which
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Nalco is to acquire certain of the assets and assuming certain liabilities of the Business (as defined in the Purchase Agreement). Prior to the date hereof, the Business obtained certain products from GEO plants located in Harrison, New Jersey and Cedartown, Georgia (the "Facilities"). The Facilities are Excluded
                                    ----------
Assets under the Purchase Agreement. Nalco desires to continue to obtain such products from GEO and GEO desires to provide such products on the terms set forth herein.

                                   AGREEMENTS

     In consideration of the respective representations, warranties, covenants, agreements and conditions contained herein and in the Purchase Agreement, the parties hereto agree as follows:

     1.   Definitions.  Capitalized terms used herein without definition have
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the meanings assigned to them in the Purchase Agreement.

          "Calcium Stearate Products" means those Products designated as such on
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Schedule I Part I attached hereto.
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          "Other Paper Industry Products" means those Products designated as
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such on Schedule I Part II attached hereto.
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          "Products" means the Calcium Stearate Products and the Other Paper
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Industry Products supplied to the Business by the Facilities prior to the
Closing Date, as set forth on Schedule I attached hereto, as the same may be
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modified from time to time in the manner provided herein or therein.

          "Paper Industry" means the market served by the Business prior to the
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date of this Agreement, including process aids and functional additives
(additives, coating lubricants, defoamers, felt conditioners, cleaners, wet strength resins and de-inking chemicals) for use in paper coating, pulping, papermaking and recycling.
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     2.   Supply of Products.
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          (a)  During the terms specified in this Agreement, (i) Nalco shall purchase from GEO, and GEO shall supply to Nalco, the Business' requirements for Calcium Stearate Products and (ii) Nalco shall purchase from GEO, and GEO shall supply to Nalco, Nalco's desired quantities of Other Paper Industry Products as may be designated from time to time pursuant to this Agreement. Not later than the first week of each month during the term of this Agreement, Nalco shall provide to GEO a forecast of its requirements for Calcium Stearate Products and a forecast of the desired quantities of Other Paper Industry Products for the balance of the current month and for the two (2) months following.

          (b) From time to time during the term of this Agreement, Nalco will issue purchase orders for Products setting forth specific Products and quantities of each and indicating the shipping designations and desired delivery dates. Nalco shall issue orders in advance of desired delivery dates and GEO shall ship the Products consistent with the past practice of the Business.

          (c) All Products shall be of the same quality as GEO produces for its own applications. GEO shall provide certificates of analysis for all Products sold to Nalco.

          (d) The sale of Products to Nalco shall be subject to the general terms and conditions of sale attached hereto as Schedule II. In the event that
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there are any inconsistencies between the terms of this Agreement and the terms on Schedule II, the terms of this Agreement shall govern.
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          (e)  Products sold to Nalco shall be manufactured and packaged in accordance with the specifications for Products used by GEO immediately prior to the Closing Date (as defined in the Purchase Agreement); provided, however, that
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from and after the date of this Agreement, Nalco shall have no right to use the name "GEO" or any variation thereof on such packaging or other materials other
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than as expressly set forth in Section 7.3 of the Purchase Agreement or any other agreement entered into in connection therewith.

     3.   Increase in Supply.
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          (a)  During the first year of this Agreement, GEO shall have no obligation to sell to Nalco more than One Hundred Ten Percent (110%) of the annual volume of any class of each Product manufactured in the calendar year 2000. Thereafter, GEO shall have no obligation to sell to Nalco more than One Hundred Ten Percent (110%) of the amount of each class of Product that was sold to Nalco during the previous year provided, however, that GEO shall make a good
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faith effort to meet orders for quantities in excess of the One Hundred Ten
Percent (110%) commitment (the "Excess Orders").  If GEO is unable to meet the
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Business's Excess Orders for Products, and if such Excess Orders are within the forecasts provided by Nalco pursuant to Section 2(a), Nalco shall be permitted to purchase Products from other suppliers in such amounts as may be necessary to satisfy any volume requirements imposed by such supplier,

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notwithstanding Nalco's obligations pursuant to Section 2(a)(i). If GEO is unable to meet the Excess Orders for Products, and if such Excess Orders are not within the forecasts provided by Nalco pursuant to Section 2(a), Nalco shall be permitted to purchase Products from other suppliers but only to the extent of GEO's failure to meet such Excess Orders

          (b) For purposes of calculating volumes, to the extent that any Product is modified slightly to create a new, but closely related product, it shall be considered to be the Product that was modified. It shall also be considered to be the Product that was modified for purposes of pricing unless GEO can document that the cost of manufacturing the new Product is greater than the cost of manufacturing the original Product.

     4.   Price for Products.
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          (a)  GEO shall sell each Product to Nalco at the price set forth on
Schedule IV, subject to adjustment as provided herein.
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          (b)  The cost to be charged to Nalco for Products may be adjusted effective as of the first day of each calendar quarter, upon thirty (30) days prior written notice to Nalco, to the extent of an actual, documented change in the purchase price of raw materials used to produce the Product, provided, that
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Nalco shall be given prompt written notice of any proposed changes in the purchase price of raw materials used to produce the Products and if Nalco is able to obtain such raw materials at a lower price from another supplier, Nalco may assign to GEO Nalco's right to purchase from such other supplier at such lower price (or the parties may agree that such lower price shall be utilized in determining the cost to be charged to Nalco for the Products), provided,
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further, that GEO shall not be obligated to accept such assignment or make such
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agreement if to do so would cause GEO to incur additional costs which could not otherwise be passed on to Nalco pursuant to this Agreement. The initial raw material component of the prices for the Products shall be as set forth on
Schedule IV and shall reflect the average of actual raw material prices for the
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first quarter of 2001.  Subsequent changes to raw material prices shall be calculated by taking the average of the actual prices for the relevant raw material purchased by GEO in prior quarter.

          (c) The overhead cost of producing Products shall be adjusted (upward or downward, as applicable) on the first day of each calendar year based on either "Method A" or "Method B" (both of which terms are defined below).
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          (d)  Method A shall be the initial method for adjusting the overhead cost of producing Products. During the term of this Agreement, Nalco may, not less than ninety (90) days prior to the end of a calendar year, serve written notice on GEO of Nalco's election that Method B shall be used to determine the relevant annual adjustment for the next and each successive year, provided,
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however, that once such election has been made, it shall continue to apply until
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the earlier to occur of (i) this Agreement terminating in accordance with its terms or (ii) such time as the only material manufacturing activities at either of the Facilities relate to the manufacture of Products hereunder. In the event that the only material manufacturing activities

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at either of the Facilities relate to the manufacture of Products hereunder,
Nalco may, upon sixty (60) days prior written notice to GEO (to expire at the end of a month) elect that, effective as of the end of such sixty (60) day period, Method A shall, once more, be used to determine the relevant annual adjustment for the balance of the relevant year, if any, and each successive year. If such an election is made by Nalco, the applicable price for Products at the effective time of such election shall be the price that would have been payable if Nalco had, from the date hereof, continuously used Method A to calculate the overhead adjustment.

          "Method A" means that the overhead shall be adjusted by ten percent
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(10%) of the annual change in the energy component of the Producer Price Index for Finished Goods, as reported for the month of October by the Department of Labor and by ninety percent (90%) of the annual change in the Employment Cost Index (Total Compensation) as reported for the third quarter by the Department of Labor. For example, if the overhead cost for a product is Ten Cents ($.10) and the energy component of the Producer Price Index for Finished Goods increases by three percent (3%) as compared to the previous October and the Employment Cost Index (Total Compensation) increases by four percent (4%) as compared to the previous third quarter, the increase in the overhead cost will be calculated as follows: 10% x 3% x $.10 + 90% x 4% x $.10 = $.0003 + $.0036 =
an increase of $.0039. Therefore, the new overhead cost would be $.1039. In any year in which Nalco can show with a reasonable degree of certainty that the aggregate profit margins for Nalco earned on arms' length and stand alone sales of Products to customers of the Business (i.e., sales of Products that are not bundled or tied to the sale of other Nalco products) is less than the aggregate margin heretofore earned by GEO on such sales (being in the range of twenty seven percent (27%) to thirty percent (30%) (without deducting the cost of freight)), and also represents to GEO that market pressures would not permit the increases in prices resulting from the application of Method A to be passed through to Nalco's customers, no such adjustment to the price of Products shall be made in the relevant year.

          "Method B" means that the overhead cost shall be calculated or
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adjusted, as the case may be, effective as of the first day of each calendar year based upon the actual cost to GEO of manufacturing the Products for Nalco, the calculation and allocation of such costs to Nalco being consistent with those used to prepare the income statement for the Business for the calendar year 2000, as set forth in Schedule 3.4 of the Purchase Agreement. GEO's
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computation of such actual costs and its supporting documentation may be reviewed by Nalco for consistency and on an annual basis during normal business hours at Nalco's cost by an independent certified public accounting firm selected by Nalco and reasonably acceptable to GEO; provided, that: (i) any
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party reviewing such books and records shall, if requested, enter into a confidentiality agreement with GEO, and (ii) GEO's data shall be presumed correct once a review has been performed and such data is unchallenged or confirmed as correct in such review, or, if unreviewed, after two (2) years from the date of entry on GEO's books. Any dispute between the parties concerning this Method B will be conclusively determined in the manner contemplated by
Section 2.4.2 of the Purchase Agreement. Prior to the first annual computation of costs by GEO, Nalco shall continue to pay amounts due hereunder in accordance with Method A, with a payment to be made by GEO or Nalco to the other (as applicable) once the actual costs payable under this Method B have been agreed or otherwise determined.

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          (d)  All invoices shall be directed to Nalco.  Payment for Product shall be made within thirty (30) days of the date of shipment.

     5.   Assignment.
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          This Agreement may not be assigned by either party without the prior written consent of the other party; provided, however, that no prior consent
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shall be needed for either party to assign this Agreement to an Affiliate or to a purchaser of substantially all of the assets of the Business or the Facilities.

     6.   Intellectual Property.
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          Except as provided in the Purchase Agreement, nothing contained herein shall grant, or be construed to grant, to Nalco any rights or licenses in the technology or patents relating to Products supplied hereunder or in the trademarks under which such Products are supplied.

     7.   Title.
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          Title to all Products shall pass from GEO to Nalco upon delivery by
GEO to the carrier in accordance with the instructions of Nalco.

     8.   Term; Termination; Default.
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          (a)  GEO shall supply the Calcium Stearate Products for an initial period of five (5) years from the date hereof (the "Calcium Stearate Period").
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Thereafter, this Agreement shall be renewed automatically with respect to the
Calcium Stearate Products for successive one year periods unless either party provides the other party with written notice of its intent to cease purchasing or supplying (as applicable) Calcium Stearate Products hereunder no less than six (6) months prior to the end of the Calcium Stearate Period or any renewal period.

          (b) GEO shall supply the Other Paper Industry Products for a period of one (1) year from the date hereof (the "Other Paper Products Period").
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Thereafter, this Agreement shall be renewed automatically with respect to the
Other Paper Industry Products for successive one year periods unless either party shall give the other party written notice of its intent to cease purchasing or supplying (as applicable) Other Paper Products hereunder no less than six (6) months prior to the end of the Other Paper Products Period or any renewal period.

          (c) This Agreement, and any rights granted hereunder, may be terminated (i) in whole or in part by the mutual written consent of the parties hereto, or (ii) with respect to either the Calcium Stearate Products or the Other Paper Industry Products, by either party by written notice to the other party upon any material breach or default of any provision or

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obligation of this Agreement relating to such Products and failure to cure such breach or default within sixty (60) days after written notice thereof.

          (d) Any termination of this Agreement pursuant to the preceding paragraph shall be without prejudice to any other remedies which either party may have against the other arising out of any breach or default and shall not affect any rights or obligations of either party arising under this Agreement prior to such termination. In the event of termination by Nalco, Nalco shall pay GEO for all Products ordered, processed, packaged and available for shipment prior to the effective date of termination and shall reimburse GEO for all unused raw materials for Products not usable by GEO. All such Products and unused raw materials shall be shipped to the Nalco customer or to such other
location designated by Nalco.   Upon termination of the obligations of the
parties to purchase or supply (as applicable) any category of Products under this Agreement, GEO agrees to provide Nalco with access to the technology and know-how in its possession so as to permit Nalco's manufacture (by itself or by a contract supplier) of the Products so terminated. No such access shall be provided to any technology or know-how for Products the supply of which has not been properly terminated in accordance with the terms of this Agreement. Nalco agrees to hold such technology and know-how in strict confidence and it will limit its use of such technology and know-how to the manufacture of products for use in the Business. Nalco's rights under this Section 8(d) shall not permit it to receive any intellectual property constituting an Excluded Asset under the Purchase Agreement.

     9.   Limitation of Warranties.
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          EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, GEO MAKES NO
WARRANTY, EXPRESS OR IMPLIED, OF ANY KIND, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO ANY OF THE SERVICES PROVIDED HEREUNDER, IF ANY, OR ANY OF THE PRODUCT PRODUCED AND DELIVERED HEREUNDER. THIS PROVISION WILL SURVIVE THE EXPIRATION OR TERMINATION OF THIS AGREEMENT. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR PUNITIVE, CONSEQUENTIAL, SPECIAL, INCIDENTAL OR SIMILAR DAMAGES UNDER OR IN CONNECTION WITH THIS AGREEMENT.

     10.  Confidentiality and Verification.  The parties shall use reasonable
          --------------------------------
efforts to maintain the confidentiality of any proprietary or confidential information provided by either party in connection with this Agreement. Each party hereto shall provide the other party with reasonable access to its books and records to permit verification of each party's compliance with the terms of this Agreement.

     11.  GEO Sales to Third Parties.  No provision of this Agreement or the
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Purchase Agreement shall prevent GEO from supplying or tolling products similar to the Products to any third party not engaged in the Paper Industry.

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

     12.  Nalco Sales to Third Parties.  Nalco hereby covenants that it shall
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not, directly or indirectly, during the term of this Agreement, sell Products supplied by GEO to (i) any third party not engaged in the Paper Industry or (ii) any third party engaged in the Paper Industry which Nalco knows (or ought reasonably to know) intends to use such Product other than in the Paper Industry.

     13.  Miscellaneous.  This Agreement and the Purchase Agreement are a
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complete and exclusive statement of the terms of the agreement between the parties with respect to the subject matter hereof and may not be changed, terminated, modified or waived except by an instrument in writing executed by both parties hereto. This Agreement may be executed in counterparts, each of which shall be considered an original, but all of which together shall constitute the same instrument. No waiver by Nalco or GEO of any breach of or default under this Agreement shall constitute a wavier of any subsequent breach or default. The parties hereby acknowledge that GEO is acting solely in the capacity as an independent contractor and nothing in this Agreement shall be construed to constitute GEO as an agent of Nalco. This Agreement shall be binding and inure to the benefit of the parties hereto and their respective successors and assigns.

     14.  Notices.  Any notice or other communication given under this
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Agreement shall be in writing and shall be (a) delivered personally; (b) sent by documented overnight delivery service; (c) sent by facsimile transmission, provided that a confirmation copy thereof is sent no later than the business day following the day of such transmission by documented overnight delivery service or first class mail, postage prepaid; or (d) sent by first class mail, postage prepaid. Such notice shall be deemed to have been duly given (i) on the date of delivery, if delivered personally; (ii) on the business day after dispatch by documented overnight delivery service, if sent in such manner; (iii) on the date of facsimile transmission, if so transmitted; or (iv) on the fifth business day after sent by first-class mail, postage prepaid, if sent in such manner.
Notices or other communications shall be directed to the following addresses:

     Notices to GEO:

        GEO Specialty Chemicals, Inc.
        28601 Chagrin Boulevard
        Suite 210
        Cleveland, Ohio 44122
        Attention: George P. Ahearn
        Fax No.: 216-765-1307

     Notices to Nalco:

        ONDEO Nalco Company
        One Nalco Center
        Naperville, Illinois 60583-1198
        Attention: Stephen N. Landsman
        Fax No.: 630-305-2840

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          Either party may, by notice given in accordance with this Section 14, specify a new address for notices under this Agreement.

     15.  Governing Law.  The parties hereto agree that all of the provisions of
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this Agreement and any questions concerning its interpretation and enforcement shall be governed by the laws of the State of Delaware.

     16.  Force Majeure.  Neither party shall be responsible for suspension of
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its performance under this Agreement if such suspension is caused by shortage of raw materials, fire, flood, labor trouble, strikes, riots, acts of God or compliance with rules or regulations of any governmental authority, or by compliance with any order or decision of any court, board or other governmental authority or by any cause beyond the reasonable control of such party. The party claiming the benefit of this Section shall promptly give verbal notification, promptly confirmed in writing, to the other party of the nature and extent of the matter causing the delay and estimated duration of the suspension period.


                          [signature page to follow]

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     The parties hereto have caused this Agreement to be duly executed by their respective officers, thereunto duly authorized, as of the date and year first above written.


ONDEO NALCO COMPANY                       GEO SPECIALTY CHEMICALS, INC.


By: /s/ Stephen D. Newlin                 By: /s/ George P. Ahearn
   -----------------------------              ---------------------------------
Name:  Stephen D. Newlin                      George P. Ahearn
Title: President                              President & Chief Executive Office

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